Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2016 and 2015, March 31, 2016 and 2015
and the Six-Month Periods Ended June 30, 2016 and 2015

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2016
Composite Materials	$288.0	$65.0	$72.3	$425.3
Engineered Products	80.5	16.8	-	97.3
Total	$368.5	$81.8	$72.3	$522.6
	70%	16%	14%	100%

First Quarter 2016
Composite Materials	$264.3	$63.4	$68.1	$395.8
Engineered Products	86.0	15.9	-	101.9
Total	$350.3	$79.3	$68.1	$497.7
	70%	16%	14%	100%

Second Quarter 2015
Composite Materials	$244.0	$67.4	$62.1	$373.5
Engineered Products	80.7	20.6	0.9	102.2
Total	$324.7	$88.0	$63.0	$475.7
	68%	19%	13%	100%

First Quarter 2015
Composite Materials	$237.8	$69.7	$59.9	$367.4
Engineered Products	82.5	19.2	2.7	104.4
Total	$320.3	$88.9	$62.6	$471.8
	68%	19%	13%	100%

Year to date June 30, 2016
Composite Materials	$552.3	$128.4	$140.4	$821.1
Engineered Products	166.5	32.7	-	199.2
Total	$718.8	$161.1	$140.4	$1,020.3
	70%	16%	14%	100%

Year to date June 30, 2015
Composite Materials	$481.8	$137.1	$122.0	$740.9
Engineered Products	163.2	39.8	3.6	206.6
Total	$645.0	$176.9	$125.6	$947.5
	68%	19%	13%	100%